                                                                    Exhibit 99.1


[FINIS LOGO]                                                       PRESS RELEASE


 FNIS REPORTS RECORD FIRST QUARTER 2003 REVENUE OF $125 MILLION AND EPS OF $0.29


Santa Barbara, Calif. -- (April 23, 2003) -- Fidelity National Information Solutions, Inc. (NASDAQ:FNIS), the nation's most comprehensive source for real estate-related data and valuations, solutions and services, today reported operating results for the three-month period ended March 31, 2003.

     1st Quarter 2003          1st Quarter 2002
     ----------------          ----------------
       Net Earnings              Net Earnings
      $11.9 million              $6.8 million
 $0.29 per diluted share      $0.21 per diluted share


      - Revenue for the first quarter of 2003 was a record $124.6 million, compared with $94.8 million for the first quarter of 2002

      - In the first quarter of 2003, the Data and Valuations segment provided $62 million or 50 percent of revenue, Solutions contributed $55 million or 44 percent of revenue and Services provided $8 million or 6 percent of revenue

      -     Pre-tax margin was 16.3 percent for the first quarter of 2003

      -     Cash flow from operations was $16.4 million for the first quarter of
            2003

      - Annualized return on average equity was 11.8% percent for the first quarter of 2003

      "The first quarter was a solid start to 2003," said Patrick F. Stone, Chief Executive Officer. "Total revenue growth of 31 percent and organic revenue growth of 19 percent were both very strong. Direct margins continued to improve and we continue to generate significant cash flow from operations. We introduced several innovative products during the quarter, including QuadMerge Value for mortgage lenders and FNIS Exchange, the first eCommerce and business exchange for lenders, settlement companies, real estate professionals, vendors and consumers. We also invested in other product and technology capabilities that will better position FNIS for future growth and success."

      Fidelity National Information Solutions, Inc. (NASDAQ: FNIS) provides data and valuations, technology solutions and services to lenders, real estate professionals, settlement companies, vendors and other participants in the real estate industry. The data and valuations segment targets the information needs of lenders, originators, real estate professionals and residential loan servicers and provides the information solutions that these mortgage professionals require in selling homes and underwriting mortgage loans. The solutions division provides technology products and services. FNIS is the nation's largest provider of Multiple Listing Services (MLS) systems and supplies tools that allow real estate professionals and brokers to improve efficiency, lower costs and better manage their businesses. The solutions division also provides software to lenders and those engaged in the settlement of real estate transactions. The services segment adds value by combining manual intervention, outsourcing or process improvement with one or more of the Company's data or solutions components.

      FNIS is a majority-owned subsidiary of Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 Company and a provider of products, services and solutions to the real estate and financial services industries. FNF is the nation's largest title insurance company and also performs other real estate-related services. FNF is also one of the world's largest providers of information-based technology solutions and processing services to the mortgage and financial services industries through its subsidiary Fidelity Information Services.
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      This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the "Management Discussion and Analysis" section of the Company's Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE:  Fidelity National Information Solutions, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, Fidelity National Financial, Inc., 805-696-7218, dkmurphy@fnf.com

               FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
                           STATEMENT OF EARNINGS
                  (In thousands except per share amounts)
                                (Unaudited)

                                             Three-months ended
                                                  March 31,
                                             2003           2002
                                             ----           ----
Revenue:
  Data and valuations                     $  57,903      $  45,002
  Data and valuations - related party         4,211          1,604
  Solutions                                  19,568         13,570
  Solutions - related party                  35,086         28,493
  Services                                    7,847          6,149
                                          ---------      ---------
      Total revenue                         124,615         94,818

Costs and expenses:
  Cost of data and valuations revenue        22,393         17,931
  Cost of solutions revenue                  14,965         18,678
  Cost of services revenue                    3,851          2,660
  Operating expenses                         62,823         42,388
                                          ---------      ---------
      Total costs and expenses              104,032         81,657

Operating income                             20,583         13,161
Interest expense, net                           352            328
Other (income) expense, net                    (107)          (421)
                                          ---------      ---------
Earnings before income taxes and             20,338         13,254
minority interest

Income taxes                                  7,932          5,192
Minority interest                               495          1,223
                                          ---------      ---------
Net earnings                              $  11,911      $   6,839
                                          =========      =========

Net earnings per share
 - basic                                  $    0.30      $    0.22
                                          =========      =========
 - diluted                                $    0.29      $    0.21
                                          =========      =========

Weighted average shares - basic              39,593         31,095
                                          =========      =========
Weighted average shares - diluted            41,132         32,596
                                          =========      =========

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                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
                       SUMMARY BALANCE SHEET INFORMATION
                    (In thousands, except per share amounts)


                                                March 31,   December 31,
                                                  2003         2002
                                                --------     --------
                                               (Unaudited)
Cash and short-term investments                 $ 20,774     $ 22,058
Goodwill                                         275,795      274,829
Total assets                                     520,714      508,908
Notes payable and capital lease obligations       11,075       13,461
Total equity                                     408,703      395,496
Book value per share                            $  10.31     $  10.00
Common shares outstanding                         39,646       39,547


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